Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE EAGLE PHARMACEUTICALS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO EAGLE PHARMACEUTICALS, INC. IF PUBLICLY DISCLOSED.

FOURTH AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This amendment (“Amendment”) is entered into as of April 12, 2019 (the “Fourth Amendment Effective Date”) by and between Eagle Pharmaceuticals, Inc., a Delaware corporation (“Eagle”) and Teva Pharmaceuticals International GmbH, a company formed under Swiss law (“TPIG”). Eagle and TPIG are sometimes referred to herein, individually, as a “Party” or, collectively, as “Parties”.
WHEREAS, Eagle and Cephalon, Inc., a Delaware corporation and an Affiliate of TPIG (“Cephalon”), entered into an exclusive license agreement dated February 13, 2015 (the “License Agreement”) under which Eagle granted Cephalon certain licenses to Develop, Manufacture and Commercialize Licensed Compounds and Licensed Products (referring to Eagle’s bendamustine product for Short Infusion known as EP-3102 and any existing or future improved or modified versions of such compound discovered, conceived, created or otherwise Controlled by Eagle or any of its Affiliates) in the Field in the Territory of the United States and Canada.
WHEREAS, pursuant to an assignment and assumption agreement dated October 12, 2015 made between Cephalon and TPIG and acknowledged and consented to by Eagle (the “Assignment and Assumption Agreement”), Cephalon has assigned, and TPIG has assumed, all Cephalon’s rights and obligations under the License Agreement. Accordingly, all references to Cephalon in the License Agreement should be read and construed as references to TPIG.
WHEREAS, in connection with the License Agreement, Eagle and TPIG made and entered into a Supply Agreement on October 12, 2015, as amended (the “Supply Agreement”).
WHEREAS, contemporaneously with the execution of this Amendment, the Parties are executing a Second Amendment to the Supply Agreement to clarify responsibilities and rights relating to supply allocation and any transfer of manufacturing knowledge.
WHEREAS, the Parties seek to amend the License Agreement to re-allocate Royalty and certain litigation expenses.
WHEREAS, capitalized terms used herein and not defined have the meanings given to such terms in the License Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree to amend the License Agreement as follows:

1.	Amendments to License Agreement

1.	Section 1.65 of the License Agreement is hereby modified to read:
“Royalty Term” means with respect to a Licensed Product (i) for the United States, the period commencing upon the First Commercial Sale of such Licensed Product and continuing for so long as the Licensed Product is sold and (ii) for Canada and the Additional Territory, on a country-by-country basis, the period commencing upon the First Commercial Sale of such Licensed Product in such country and ending on the tenth (10th) anniversary thereof.

2.	Section 9.3.1 of the License Agreement is hereby amended by adding the following sentence at the end of the section:
Provided that Eagle’s orphan drug exclusivity for BENDEKA is not rescinded, withdrawn or waived prior to October 1, 2019, on and after October 1, 2019, the royalty rate in the United States shall be 30%, and shall increase by 1% on October 1, 2020, and by an additional 1% on October 1, 2021; provided, however, that the royalty rate will be reduced by five percentage points with respect to any calendar quarter during which Eagle has over-allocated supply in its favor as set forth in Section 2.6(d) of the Supply Agreement, as amended.

3.	In Section 10.4,
Section 10.4.4 is hereby amended in its entirety, as follows:

Exhibit 10.1

Damages. Other than with respect to the Hospira Litigation, in the event that TPIG exercises the rights conferred under Section 10.4.1 and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including, for purposes of this Section 10.4.4, attorney’s fees) [***]% to TPIG and [***]% to Eagle in accordance with their contribution pursuant to Section 10.4.5 below and, then, the remaining recovery (if any) will be treated as Net Sales hereunder and subject to the terms and conditions set forth in Section 9.3.
In the event that Eagle exercises the rights conferred under Section 10.4.2 and recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will be retained one hundred percent (100%) by Eagle.
With respect to the Hospira Litigation, in the event that Eagle recovers any damages, payments or other sums in such action or proceeding or in settlement thereof, such damages or other sums recovered will first be applied to all out-of-pocket costs and expenses incurred by the Parties in connection therewith (including, for purposes of this Section 10.4.4, attorney’s fees) [***]% to TPIG and [***]% to Eagle in accordance with their contribution pursuant to Section 10.4.6 below, and, then, the remaining recovery (if any) will be shared [***]% to TPIG and [***]% to Eagle.
and a new Section 10.4.5 and a new Section 10.4.6 are hereby inserted reading as follows:
10.4.5    Bendeka-related litigation expenses. TPIG shall reimburse Eagle up to $[***] for BENDEKA-related ANDA patent litigation expenses through March 31, 2019; provided that such expenses are directly related to BENDEKAand consistent with [***]’s historical billing practices. For clarity, BENDEKA-related expenses do not include any litigation expenses related to Eagle Pharmaceuticals, Inc., Teva Pharmaceuticals International GmbH, and Cephalon, Inc. v. Hospira, Inc., Case No. 18-1074-CC (D. Del. July 19, 2018) (the “Hospira Litigation”), which are specified in Section 10.4.6. Notwithstanding the provisions of Section 10.4.1, the Parties shall split BENDEKA-related ANDA patent litigation expenses of the Parties incurred from April 1, 2019 and onward with TPIG paying [***]% and Eagle paying [***]%. The Parties shall meet in good faith to discuss litigation strategy for any future ANDA or 505(b)(2) patent litigation. If TPIG decides to lead any such future patent litigation in accordance with Section 10.4.1, TPIG and Eagle will share said expenses of the Parties with TPIG paying [***]% and Eagle paying [***]%, notwithstanding the provisions of Section 10.4.1. To the extent that either Party funds a portion of an existing or future BENDEKA-related patent litigation, such Party shall also have the right to consent to any settlement. The Parties shall promptly meet with outside counsel regarding the BENDEKA-related patent litigation to determine the legal budget for the next 12-month period. The Parties shall meet with outside counsel on an at least annual basis to coordinate legal budgets for each successive 12-month period during which the BENDEKA-related patent litigation is ongoing.
10.4.6    Hospira-related litigation expenses. Notwithstanding the provisions of Section 10.4.2, the Parties shall [***] split the Hospira Litigation expenses of the Parties incurred from April 1, 2019 and onward, with TPIG paying [***]% and Eagle paying [***]%, and TPIG shall have the right to consent to any settlement of such Hospira Litigation. The Parties shall promptly meet with outside counsel regarding the Hospira Litigation to determine the legal budget for the next 12-month period. The Parties shall meet with outside counsel on an at least annual basis to coordinate legal budgets for each successive 12-month period during which the Hospira Litigation is ongoing.

2.	Representations, Warranties and Covenants
As a material inducement for the other Party’s entry into this Amendment, each Party repeats and confirms that as of the Fourth Amendment Effective Date its representations, warranties and covenants to the other Party set out in Section 12 of the License Agreement.

3.	Governing Law
This Fourth Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York, without regard to its conflict of law provisions.

4.	The License Agreement shall continue in full force and effect subject to the terms of this Fourth Amendment.

IN WITNESS WHEREOF, the Parties have caused this Fourth Amendment to be executed by their respective duly authorized representatives as of the Fourth Amendment Effective Date.

Exhibit 10.1

EAGLE PHARMACEUTICALS, INC. By: /s/ Scott Tariff Name: Scott Tarriff Title: CEO By: /s/ Pete Meyers Name: Pete Meyers Title: CFO	TEVA PHARMACEUTICALS INTERNATIONAL GmbH By: /s/ Naama Bar Am Name: Naama Bar Am Title: General Manager By: /s/ Jana Noldeke Name: Jana Noldeke, MSc, PhD Title: Managing Officer